Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-60725, 333-76422, 333-81371, 333-84160, 333-84556, and 333-90798), Form S-4 (No. 333-69524), and Registration Statements on Form S-8 (Nos. 33-26884, 33-57003, 33-65437, 333-15115, 333-15117, 333-66266, 333-67835, 333-86455, 333-90806, 333-101674, and 333-101975) of Compass Bancshares, Inc. of our report dated February 25, 2005 relating to the financial statements, which appears in this
Form 10-K.

/s/PricewaterhouseCoopers LLP

Birmingham, Alabama

February 25, 2005